                                                                    EXHIBIT 99.3

                                 CamWest, Inc.

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INTEROFFICE MEMORANDUM
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TO:        Rick Turner
CC:        Kim Eubanks; Gordon Smale; Ken Grubbs
FROM:      Jim Ehrets
DATE       19 January 1998
SUBJECT:   SFD Data Summary


I have completed a more in-depth review of SFD test flight data in conjunction with evaluation of the Exploration Geosciences Northwest Montana Exploration Evaluation which we recently acquired. During our test flight, we traversed 14 known oil and gas fields in southeastern Alberta and the adjacent portion of northwestern Montana. These fields are denoted by letters A through P on the test flight overlays and summary below. I have yet to acquire specific field and production data for the Canadian fields traversed during the flight (including fields A through II), such that reserve figures listed below are only estimates based on my involvement in the area several years ago. The test flight data were reviewed with Gordon, Kim, Doug, John and Ken at our Denver office on 13 January. Field data and SFD responses are summarized as follows:


Field     Reservoir System          Trap Type           Oil/Gas        Reserves                SFD Response
-----     ----------------          ---------           -------        --------                ------------

A         Cretaceous                Stratigraphic        Oil/Gas       less than 1 MMBO        Offset, Anomaly
B         Devonian                  Structural           Oil             2 MMBO                Offset, Anomaly
C         Devonian                  Structural           Oil             5 MMBO                Offset, Anomaly
D         Devonian                  Structural           Oil             5 MMBO                Offset, Fault, Anomaly
E         Cretaceous                Stratigraphic        Oil           less than 1 MMBO        Offset, Anomaly?
F         Cretaceous                Stratigraphic        Oil             5 MMBO                Offset, Anomaly
G         Cretaceous                Stratigraphic        Oil           less than 1 MMBO        None; Turning
H         Cretaceous                Stratigraphic        Oil           less than 1 MMBO        Offset, Anomaly?
I         Mississippian/Cretaceous  Structural           Oil           less than 1 MMBO        None
J         Mississippian/Cretaceous  Combined             Oil           150 MMBO                Offset,  Anomaly, Q2(x3)
K         Cretaceous                Stratigraphic        Oil         (S part of "J")           Anomaly
L         Mississippian             Structural           Oil            30 MMBO                Offset, Anomaly
M         Cretaceous                Structural           Oil           less than 1 MMBO        Offset, Anomaly
N         Devonian                  Stratigraphic        Oil/Gas         1 MMBO                Offset, Anomaly, Q2
O         Mississippian             Structural           Oil/Gas       100 MMBO                Offset, Anomaly, Q1, Q2
P         Cretaceous                Stratigraphic        Oil         (crossing of "J")         Offset, Anomaly

Including the SFD "miss" of Field "G" crossed during a turn, the SFD recorded negative "offset" ("which usually indicates the structural beginning of a field") and "anomalies" for 12 of the 14 fields traversed, representing a coincidence rate of 85%. Altogether, traversed fields contain about 300 MMBOE of proven reserves. The largest of these accumulations were characterized as having better than average SFD anomalies as well having other "indicators" denoted as Q1 (hydrocarbons) and Q2 (accumulation area). Consequently, the SFD appears to have some capability in qualifying accumulation size. Also, the SFD appears to relatively accurately delineate the edges of both structural and stratigraphic hydrocarbon-bearing traps of a wide range of size (less than 1-150 MMBOE).

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       2500 BLUE HERON CIRCLE . LAFAYETTE, CO 80026 . (303) 666-7473 .
                              FAX (303) 655-6536

                                 CAMWEST, INC.

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INTEROFFICE MEMORANDUM
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page two

As discussed during our 13 January meeting, SFD anomalies recorded during our test flight do not appear to result from gravity or magnetic phenomena except
               ---
where coincident with structures and hydrocarbon accumulations. Our test flight also took us over a variety of terrain, and we traversed several river valleys (certain of which were coincident with SFD anomalies), numerous pipelines (a couple of which were coincident with SFD anomalies), and other surface phenomena (including ranches and towns) which were "transparent" to the SFD.

The SFD also recorded other types of responses which appeared to be different in some respects from offsets and anomalies associated with hydrocarbon accumulations. Twenty such responses were reported by Pinnacle (most confirmed by my flight log) as follows:

No.     SFD Response                 Comments
---     ------------                 --------
 1      Offset?                      edge of shallow gas field
 2      Offset, Anomaly              between two shallow oil fields; dry holes present
 3      Offset                       dry holes present; shallow gas in vicinity; near end of turn
 4      Offset                       dry holes present; shallow oil in vicinity
 5      Offset, Anomaly              dry holes present; 2 miles from shallow oil wells; turning
 6      Offset, Anomaly, Faults?     dry holes present; 2 miles from shallow oil wells; turning
 7      Offset?                      dry holes present
 8      Offset, Fault                dry holes present; river valley
 9      Fault?                       dry holes present
10      Anomaly                      no well control; turning
11      Offset, Anomaly              dry hole with gas show
12      Change                       no well control; pipelines; Scapegoat-Bannatyne Trend
13      Offset, Anomaly              no well control; 4 miles from shallow oil wells
14      Change                       no well control; Scapegoat-Bannatyne Trend
15      Anomaly, Fault               no well control; river valley
16      Offset?                      dry hole in vicinity
17      Drop                         dry holes with gas shows in vicinity; turning
18      Offset, Anomaly              edge of shallow gas field
19      Drop                         edge of oil and gas field; SFD in "saturating" mode
20      Anomalies, Faults            eastern front of Disturbed Belt

Certain of these responses were clearly associated with turns in the flight path. I recorded a couple of other SFD responses during turns which Pinnacle apparently disregarded (it is their normal practice to discard all turn data). Others were coincident with river valleys (fault controlled?), possible faults, and known structural lineaments barren of hydrocarbons. Of these 20 recorded "minor" responses, none would be considered as potential drilling prospects. I plan on acquiring specific data on the Canadian fields traversed, with the objective of competing test flight files.

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       2500 BLUE HERON CIRCLE . LAFAYETTE, CO 80026 . (303) 666-7473 .
                              FAX (303) 665-6536

                         Pinnacle SFD Test Flight Log

----------------------------------------------------------------------------------------------
Elapsed Time     Recording
   h:m:s         Seconds*      SFD     Comments
------------     ---------     ---     --------
0:00:00                       0.3995   take off from Calgary International
0:08:00                       0.4005   SFD fairly "tight" (saturated); gradually increase
0:16:00              0        0.4029   begin recording at river; moderately bumpy air
0:19:00             170       0.4032   begin descent to 1000' altitude; possible anomaly
0:21:30             320       0.4015   start anomaly; relatively calm air
0:22:15             365       0.4033   end anomaly
0:23:00             410       0.4033   oil wells to northeast
0:26:30             620       0.4034   turn to SE; @ 1300' above ground level
0:32:30             980       0.4035   increase
0:32:30             980       0.4019   start of anomaly
0:33:00            1010       0.4036   end of anomaly
0:38:30            1340       0.4037   increase
0:38:30            1340       0.4021   start of anomaly; oil wells to southeast
0:38:50            1360       0.4037   end of anomaly
0:39:45            1415       0.4021   start of anomaly; oil wells to northeast
0:39:55            1425       0.4037   end of anomaly
0:41:10            1500       0.4021   start of anomaly; oil wells to southeast
0:41:30            1520       0.4037   end of anomaly
0:43:00            1610       0.4037   Point #1
0:43:15            1625       0.4020   start of anomaly; cross river; begin turn to south
0:44:00            1670       0.4037   end of anomaly; turning south
0:49:15            1985       0.4020   start of anomaly; oil well to east
0:49:20            1990       0.4034   end of anomaly; moderately bumpy air
0:53:20            2230       0.4034   correction turn to southwest
0:53:50            2260       0.4034   possible anomaly; still turning
0:53:55            2265       0.4034   end possible anomaly
0:54:55            2325       0.4017   start of anomaly
0:55:00            2330       0.4030   end of anomaly
0:55:25            2355       0.4017   start of anomaly
0:55:30            2360       0.4030   end of anomaly
0:56:25            2415       0.4019   start of anomaly
0:57:10            2460       0.4033   end of anomaly
0:59:45            2615       0.4033   cross highway; moving map malfunction
1:02:00            2750       0.4031   cross Milk River
1:02:00            2750       0.4017   start of anomaly; possible fault
1:02:30            2780       0.4031   end of anomaly
1:03:00            2810       0.4031   correction turn to southwest; 5 km east of flight line
1:04:00            2870       0.4031   turn back to south
1:05:00            2930       0.4031   3 km east of flight line
1:07:50            3100       0.4031   Point #2
1:08:00            3110       0.4013   start of anomaly
1:08:45            3155       0.4031   end of anomaly
1:11:45            3335       0.4031   bumpy air
1:13:30            3440       0.4013   start of anomaly
1:14:10            3480       0.4031   end of anomaly
1:15:00            3530       0.4031   town of Cut Bank to east; airport to west
1:17:00            3650       0.4029   decrease
1:19:20            3790       0.4011   start of anomaly
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

CamWest Limited Partnership         Page 1                            12/20/1997

                         Pinnacle SFD Test Flight Log

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
 Elapsed Time     Recording
    h:m:s          Seconds*      SFD      Comments
 ------------     ---------      ---      --------
   1:20:00           3830       0.4029    end of anomaly
   1:23:00           4010       0.4029    Point #3; GPS system not in agreement
   1:25:00           4130       0.4013    start of anomaly
   1:25:30           4160       0.4030    end of anomaly
   1:26:30           4220       0.4032    increase
   1:28:00           4310       0.4033    increase
   1:29:30           4400       0.4034    increase
   1:29:30           4400       0.4019    start of anomaly
   1:29:50           4420       0.4035    end of anomaly
   1:30:00           4430       0.4036    Point #4; GPS indicates we are 10 km southeast; begin turn
   1:33:30           4640       0.4038    increase
   1:33:30           4640       0.4015    start of anomaly; still turning
   1:34:50           4720       0.4038    end of anomaly; still turning
   1:35:45           4775       0.4040    increase
   1:36:00           4790       0.4042    increase; end of turn
   1:37:00           4850       0.4044    increase
   1:38:30           4940       0.4044    cross river
   1:39:00           4970       0.4028    start of anomaly
   1:39:30           5000       0.4046    end of anomaly
   1:40:00           5030       0.4047    increase
   1:40:30           5060       0.4047    correction turn to east
   1:41:00           5090       0.4047    end turn
   1:42:00           5150       0.4048    increase
   1:42:45           5195       0.4048    bumpy air
   1:44:30           5300       0.4031    start of anomaly
   1:45:00           5330       0.4048    end of anomaly
   1:45:30           5360       0.4048    begin turn to north
   1:47:00           5450       0.4048    Point #5
   1:49:30           5600       0.4031    start of anomaly; possible fault or fractures
   1:50:10           5640       0.4048    end of anomaly
   1:51:15           5705       0.4047    decrease; rapid changes; possible gas; cross river
   1:53:15           5825       0.4047    small change
   1:54:00           5870       0.4029    start of anomaly
   1:54:30           5900       0.4047    end of anomaly
   1:55:00           5930       0.4048    increase
   1:56:00           5990       0.4047    decrease; town of Chester to east
   1:58:15           6125       0.4029    start of anomaly; start turn to west
   1:58:35           6145       0.4047    end of anomaly; still turning
   1:59:30           6200       0.4047    Point #6
   2:01:00           6290       0.4045    decreasing; end turn
   2:02:15           6365       0.4027    start of anomaly
   2:02:30           6380       0.4045    end of anomaly
   2:04:50           6520       0.4027    start of anomaly; deep signature
   2:05:05           6535       0.4045    end of anomaly
   2:07:00           6650       0.4046    increase
   2:08:00           6710       0.4029    start of anomaly; oil wells to south; East Kevin Field
   2:08:30           6740       0.4046    end of anomaly
   2:10:00           6830       0.4047    increase

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CamWest Limited Partnership         Page 2                              12/20/97

                         Pinnacle SFD Test Flight Log

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
Elapsed Time     Recording
   h:m:s         Seconds*       SFD       Comments
------------     ---------      ---       --------
2:12:00            6950        0.4049     increase; hydrocarbon signature
2:12:45            6995        0.4050     increase; probable large accumulation
2:13:15            7025        0.4052     increase
2:13:45            7055        0.4034     start of anomaly; possible shallow light oil or gas signature
2:14:20            7090        0.4050     end of anomaly
2:16:00            7190        0.4052     increase
2:17:00            7250        0.4053     increase
2:18:30            7340        0.4054     increase
2:18:40            7350        0.4037     start of anomaly; possible fault
2:18:45            7355        0.4054     end of anomaly
2:19:00            7370        0.4055     increase
2:19:30            7400        0.4056     increase
2:20:00            7430        0.4039     start of anomaly; possible deep reef
2:20:10            7440        0.4056     end of anomaly
2:21:00            7490        0.4057     increase
2:21:30            7520        0.4058     increase
2:22:00            7550        0.4044     start of anomaly
2:22:20            7570        0.4059     end of anomaly
2:22:45            7595        0.4060     increase
2:23:30            7640        0.4061     increase
2:24:30            7700        0.4062     increase
2:25:15            7745        0.4044     start of anomaly
2:25:45            7775        0.4062     end of anomaly
2:26:00            7790        0.4063     increase
2:27:00            7850        0.4064     increase
2:28:00            7910        0.4065     increase
2:29:30            8000        0.4066     increase
2:30:00            8030        0.4067     increase
2:31:00            8090        0.4068     increase
2:31:45            8135        0.4055     start of anomaly; possible faults
2:31:50            8140        0.4069     end of anomaly
2:32:00            8150        0.4070     increase; probably past Point #7
2:32:45            8195        0.4053     start of anomaly; begin turn
2:37:00            8450        0.4070     end of anomaly; still turning; stop recording
3:00:00                                   arrive back at Calgary International

        * Recording start time adjusted to match actual SFD start time
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CamWest Limited Partnership         Page 3                              12/20/97